EXHIBIT 99.1
NEWS RELEASE
LivaNova Reports Third-Quarter 2025 Results; Raises 2025 Guidance
–Delivered double-digit reported and organic revenue growth and continued operating margin expansion
–Raised full-year 2025 revenue, adjusted earnings per share, and adjusted free cash flow guidance(1)
–Launched Essenz Perfusion System in China
LONDON, NOV. 5, 2025 — LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the third quarter ended September 30, 2025 and raised full-year 2025 guidance.
Financial Summary and Highlights(1)
•Third-quarter revenue of $357.8 million increased 12.5% on a reported basis, 11.0% on a constant-currency basis, and 12.5% on an organic basis as compared to the prior-year period
•Third-quarter U.S. GAAP diluted earnings per share of $0.49 and adjusted diluted earnings per share of $1.11
•Third-quarter net cash provided by operating activities of $85.1 million and adjusted free cash flow of $62.0 million
•Raised full-year 2025 revenue growth range 50 basis points to 8.5% to 9.5% on a constant-currency basis and 9.5% to 10.5% on an organic basis. Raised full-year 2025 adjusted diluted earnings per share range by $0.10 at midpoint to $3.80 to $3.90. Raised full-year 2025 adjusted free cash flow range by $20 million at midpoint to $160 million to $180 million
•Initiated the commercial launch of the Essenz™ Perfusion System in China, the second-largest market for heart-lung machines after the United States
•Appointed Donald Zurbay to the Board of Directors and the Audit and Compliance Committee
“LivaNova delivered another quarter of double-digit revenue growth, underscoring the durability of our Cardiopulmonary and Epilepsy businesses as a strong foundation for the Company,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. “Disciplined execution, enhanced productivity, and operational excellence are driving operating margin expansion and cash generation, as we continue to reinvest in the core to sustain market leadership and advance innovation. At the same time, we are leveraging our Neuromodulation expertise
(1) Constant-currency percent change, organic revenue percent change, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this paragraph to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

to advance the Obstructive Sleep Apnea and Difficult-to-Treat Depression programs. We believe these efforts will position the Company for long-term growth and expansion into attractive markets with large patient populations and significant unmet needs. We look forward to updating investors on our strategic priorities for each of these businesses at our upcoming Investor Day on November 12.”
Third-Quarter 2025 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended September 30,		% Change	Constant-Currency % Change
	2025	2024
Cardiopulmonary	$203.2	$172.2	18.0%	15.9%
Neuromodulation	149.5	139.9	6.9%	6.4%
Other Revenue (1)	5.0	6.0	(16.8)%	(21.3)%
Total Net Revenue	357.8	318.1	12.5%	11.0%
Less: ACS (2)	—	4.4	(100.0)%	(100.0)%
Total Organic Net Revenue	$357.8	$313.7	N/A	12.5%
(1)“Other Revenue” includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
(2)Includes the results from the wind-down portion of the Company’s former ACS reportable segment.
•Numbers may not add precisely due to rounding.
Third-quarter 2025 Cardiopulmonary revenue increased 18.0% on a reported basis and 15.9% on a constant-currency basis versus the third quarter of 2024 with growth across all regions, driven by Essenz Perfusion System sales and strong consumables demand.
Third-quarter 2025 Neuromodulation revenue increased 6.9% on a reported basis and 6.4% on a constant-currency basis versus the third quarter of 2024 with growth across all regions.
Earnings Analysis
On a U.S. GAAP basis, third-quarter 2025 operating income was $54.0 million, as compared to operating income of $35.6 million for the third quarter of 2024. Adjusted operating income for the third quarter of 2025 was $80.4 million, as compared to adjusted operating income of $63.6 million for the third quarter of 2024.
On a U.S. GAAP basis, third-quarter 2025 diluted earnings per share was $0.49 as compared to diluted earnings per share of $0.60 in the third quarter of 2024. Third-quarter 2025 adjusted diluted earnings per share was $1.11, as compared to adjusted diluted earnings per share of $0.90 in the third quarter of 2024.

Full-Year 2025 Guidance
LivaNova now expects full-year 2025 revenue to grow between 8.5% and 9.5% (versus 8.0% and 9.0% prior) on a constant-currency basis and between 9.5% and 10.5% (versus 9.0% and 10.0% prior) on an organic basis. Foreign currency is expected to be a tailwind of approximately 1.0% based on current exchange rates, consistent with prior guidance.
Adjusted diluted earnings per share for 2025 is now expected to be in the range of $3.80 to $3.90 (versus $3.70 to $3.80 prior), assuming a share count of approximately 55 million for full-year 2025. In 2025, the Company now estimates adjusted free cash flow in the range of $160 million to $180 million (versus $140 million to $160 million prior).
As discussed in the section entitled “Use of Non-GAAP Financial Measures” below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Time) on Wed., Nov. 5, 2025 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial
+1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 817099. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a vision to change the trajectory of lives for a new day. Through ingenious medical solutions in select neurological and cardiac conditions, LivaNova strives to ignite patient turnarounds. Headquartered in London, with approximately 3,000 employees and a presence in more than 100 countries, LivaNova serves patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency, and organic basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance excludes items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, SNIA environmental liability and related financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses or gains that may not be indicative of the Company’s operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as organic revenue, adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, and changes to existing trade agreements and relationships between the U.S. and other countries, including the implementation of tariffs, trade restrictions, and sanctions; adverse changes in export and import costs and other trade restrictions as well as uncertainty over global tariffs; risks relating to supply chain pressures; cybersecurity incidents or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure of R&D investments or investment collaborations to be successful; prolonged government shutdowns in the U.S. which may result in delays in FDA or CMS activities, including product approvals or reimbursement determinations; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain key personnel, succession plan, and negotiate with local works councils; failure to obtain approvals or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; pending or existing climate change; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; risks relating to the Company’s indebtedness; failure of divestitures and/or new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill, and other long-lived assets; changes in tax laws and regulations, including exposure to additional income tax liabilities; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.
Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended September 30,
	2025	2024	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$71.9	$62.5	15.1%	15.1%
Europe (1)	50.1	40.9	22.4%	15.5%
Rest of World (1)	81.2	68.8	18.0%	16.8%
	203.2	172.2	18.0%	15.9%
Neuromodulation
U.S.	118.4	112.9	4.9%	4.9%
Europe (1)	14.5	11.9	21.8%	14.5%
Rest of World (1)	16.6	15.0	10.5%	11.4%
	149.5	139.9	6.9%	6.4%
Other Revenue (2)	5.0	6.0	(16.8)%	(21.3)%
Totals
U.S.	190.4	179.8	5.9%	5.9%
Europe (1)	67.7	52.8	28.2%	20.9%
Rest of World (1)	99.6	85.5	16.5%	15.7%
	$357.8	$318.1	12.5%	11.0%
(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other Revenue” includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
•Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2025	2024	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$204.0	$178.0	14.6%	14.6%
Europe (1)	143.6	120.4	19.3%	15.5%
Rest of World (1)	231.2	203.5	13.6%	13.8%
	578.8	501.8	15.3%	14.5%
Neuromodulation
U.S.	344.0	330.5	4.1%	4.1%
Europe (1)	47.4	40.9	15.9%	12.2%
Rest of World (1)	48.7	45.2	7.8%	10.4%
	440.1	416.6	5.6%	5.5%
Other Revenue (2)	8.2	13.2	(37.4)%	(39.7)%
Totals
U.S.	548.1	520.0	5.4%	5.4%
Europe (1)	194.2	158.4	22.6%	18.6%
Rest of World (1)	284.9	253.2	12.5%	13.1%
	$1,027.1	$931.6	10.3%	9.7%
(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other Revenue” includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2025	2024
Net revenue	$357.8	$318.1
Cost of sales	112.9	97.1
Gross profit	244.9	221.0
Operating expenses:
Selling, general, and administrative	138.5	127.4
Research and development	48.6	48.8
Other operating expense	3.7	9.2
Operating income	54.0	35.6
SNIA environmental liability expense	(1.7)	—
Interest expense	(10.9)	(15.9)
Foreign exchange and other income/(expense)	(7.5)	24.7
Income before tax	33.9	44.4
Income tax expense	7.1	11.5
Net income	$26.8	$33.0

Basic income per share	$0.49	$0.61
Diluted income per share	$0.49	$0.60

Weighted average common shares outstanding:
Basic	54.6	54.4
Diluted	55.2	54.6
•Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Three Months Ended September 30,
	2025	2024
Adjusted SG&A	$122.8	$111.9
Adjusted R&D	45.0	46.8
Adjusted operating income	80.4	63.6
Adjusted net income	61.4	49.3
Adjusted diluted earnings per share	$1.11	$0.90
Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended September 30,		Adjusted Three Months Ended September 30,
	2025	2024	2025	2024
Gross profit	68.4%	69.5%	69.4%	69.9%
SG&A	38.7%	40.1%	34.3%	35.2%
R&D	13.6%	15.3%	12.6%	14.7%
Operating income	15.1%	11.2%	22.5%	20.0%
Net income	7.5%	10.4%	17.2%	15.5%
Income tax rate	21.0%	25.9%	22.1%	22.5%

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2025	2024
Net revenue	$1,027.1	$931.6
Cost of sales	327.0	292.5
Gross profit	700.1	639.1
Operating expenses:
Selling, general, and administrative	405.4	378.2
Research and development	133.6	139.2
Other operating expense	4.2	29.6
Operating income	156.8	92.0
SNIA environmental liability expense	(363.8)	—
Interest expense	(38.4)	(47.3)
Loss on debt extinguishment	(2.7)	(25.5)
Foreign exchange and other income/(expense)	(0.3)	12.6
(Loss) income before tax	(248.4)	31.8
Income tax expense	24.9	24.5
Net (loss) income	($273.4)	$7.3

Basic (loss) income per share	($5.01)	$0.14
Diluted (loss) income per share	($5.01)	$0.13

Weighted average common shares outstanding:
Basic	54.5	54.2
Diluted	54.5	54.5
•Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Nine Months Ended September 30,
	2025	2024
Adjusted SG&A	$359.9	$329.7
Adjusted R&D	127.2	130.9
Adjusted operating income	222.3	183.6
Adjusted net income	166.9	140.1
Adjusted diluted earnings per share	$3.04	$2.57
Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Nine Months Ended September 30,		Adjusted Nine Months Ended September 30,
	2025	2024	2025	2024
Gross profit	68.2%	68.6%	69.1%	69.1%
SG&A	39.5%	40.6%	35.0%	35.4%
R&D	13.0%	14.9%	12.4%	14.0%
Operating income	15.3%	9.9%	21.6%	19.7%
Net (loss) income	(26.6)%	0.8%	16.3%	15.0%
Income tax rate	(10.0)%	76.9%	22.7%	21.4%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2025	GAAP Financial Measures	Depreciation and Amortization Expenses (1)	Impairment (2)	Financing Transactions (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Stock-based Compensation Costs (6)	Certain Tax Adjustments (7)	Certain Interest Adjustments (8)	Adjusted Financial Measures
Cost of sales	$112.9	($1.9)	$—	$—	($1.0)	$—	($0.5)	$—	$—	$109.5
Gross profit percent	68.4%	0.5%	—%	—%	0.3%	—%	0.1%	—%	—%	69.4%
Selling, general, and administrative	138.5	(2.6)	—	—	—	(6.2)	(6.8)	—	—	122.8
Selling, general, and administrative as a percent of net revenue	38.7%	(0.7)%	—%	—%	—%	(1.7)%	(1.9)%	—%	—%	34.3%
Research and development	48.6	—	—	—	(0.8)	(0.2)	(2.6)	—	—	45.0
Research and development as a percent of net revenue	13.6%	—%	—%	—%	(0.2)%	(0.1)%	(0.7)%	—%	—%	12.6%
Other operating expense	3.7	—	—	—	—	(3.7)	—	—	—	—
Operating income	54.0	4.5	—	—	1.8	10.2	9.9	—	—	80.4
Operating margin percent	15.1%	1.2%	—%	—%	0.5%	2.9%	2.8%	—%	—%	22.5%
Net income	26.8	4.5	1.1	9.9	1.8	12.0	9.9	(10.4)	5.9	61.4
Net income as a percent of net revenue	7.5%	1.2%	0.3%	2.8%	0.5%	3.3%	2.8%	(2.9)%	1.6%	17.2%
Diluted EPS	$0.49	$0.08	$0.02	$0.18	$0.03	$0.22	$0.18	($0.19)	$0.11	$1.11
GAAP results for the three months ended September 30, 2025 include:
(1) Depreciation and amortization associated with purchase price accounting
(2) Impairment of investment in Highlife S.A.S.
(3) Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives
(4) Remeasurement of contingent consideration related to the ImThera acquisition
(5) Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, and SNIA environmental liability
(6) Non-cash expenses associated with stock-based compensation costs
(7) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(8) Non-cash interest expense
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Financing Transactions (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Stock-based Compensation Costs (6)	Certain Tax Adjustments (7)	Certain Interest Adjustments (8)	Adjusted Financial Measures
Cost of sales	$97.1	$—	($1.8)	$—	$0.2	$0.7	($0.4)	$—	$—	$95.9
Gross profit percent	69.5%	—%	0.6%	—%	(0.1)%	(0.2)%	0.1%	—%	—%	69.9%
Selling, general, and administrative	127.4	—	(2.6)	—	—	(6.3)	(6.6)	—	—	111.9
Selling, general, and administrative as a percent of net revenue	40.1%	—%	(0.8)%	—%	—%	(2.0)%	(2.1)%	—%	—%	35.2%
Research and development	48.8	—	—	—	(0.3)	(0.3)	(1.5)	—	—	46.8
Research and development as a percent of net revenue	15.3%	—%	—%	—%	(0.1)%	(0.1)%	(0.5)%	—%	—%	14.7%
Other operating expense	9.2	(1.5)	—	—	—	(7.7)	—	—	—	—
Operating income	35.6	1.5	4.4	—	0.1	13.5	8.6	—	—	63.6
Operating margin percent	11.2%	0.5%	1.4%	—%	—%	4.2%	2.7%	—%	—%	20.0%
Net income	33.0	1.5	4.4	(17.1)	0.1	13.5	8.6	(2.7)	8.3	49.3
Net income as a percent of net revenue	10.4%	0.5%	1.4%	(5.4)%	—%	4.2%	2.7%	(0.9)%	2.6%	15.5%
Diluted EPS	$0.60	$0.03	$0.08	($0.31)	$—	$0.25	$0.16	($0.05)	$0.15	$0.90
GAAP results for the three months ended September 30, 2024 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives
(4) Remeasurement of contingent consideration related to ImThera acquisition
(5) Legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs, 3T Heater-Cooler litigation provision, and Medical Device Regulation ("MDR") costs
(6) Non-cash expenses associated with stock-based compensation costs
(7) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(8) Interest expense on the Term Facilities, non-cash interest expense on the 2025 & 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2025	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$327.0	$—	($5.3)	$—	$—	($2.8)	$—	($1.2)	$—	$—	$317.7
Gross profit percent	68.2%	—%	0.5%	—%	—%	0.3%	—%	0.1%	—%	—%	69.1%
Selling, general, and administrative	405.4	—	(7.6)	—	—	—	(17.5)	(20.4)	—	—	359.9
Selling, general, and administrative as a percent of net revenue	39.5%	—%	(0.7)%	—%	—%	—%	(1.7)%	(2.0)%	—%	—%	35.0%
Research and development	133.6	—	0.1	—	—	(2.7)	1.4	(5.3)	—	—	127.2
Research and development as a percent of net revenue	13.0%	—%	—%	—%	—%	(0.3)%	0.1%	(0.5)%	—%	—%	12.4%
Other operating expense	4.2	0.2	—	—	—	—	(4.4)	—	—	—	—
Operating income	156.8	(0.2)	12.8	—	—	5.5	20.5	26.9	—	—	222.3
Operating margin percent	15.3%	—%	1.2%	—%	—%	0.5%	2.0%	2.6%	—%	—%	21.6%
Net (loss) income	(273.4)	(0.2)	12.8	1.1	13.9	5.5	384.4	26.9	(24.1)	20.0	166.9
Net (loss) income as a percent of net revenue	(26.6)%	—%	1.2%	0.1%	1.4%	0.5%	37.4%	2.6%	(2.3)%	2.0%	16.3%
Diluted EPS	($5.01)	$—	$0.23	$0.02	$0.25	$0.10	$7.01	$0.49	($0.44)	$0.37	$3.04
GAAP results for the nine months ended September 30, 2025 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Impairment of investment in Highlife S.A.S.
(4) Mark-to-market adjustments for the 2025 & 2029 Notes embedded and capped call derivatives and loss on debt extinguishment
(5) Remeasurement of contingent consideration related to the ImThera acquisition
(6) SNIA environmental liability, legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, cybersecurity incident costs net of insurance reimbursement, MDR costs, and R&D tax incentive
(7) Non-cash expenses associated with stock-based compensation costs
(8) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9) Interest expense on the Term Facilities, non-cash interest expense on the 2025 & 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$292.5	$—	($5.2)	$—	$—	$0.3	$0.7	($0.9)	$—	$—	$287.5
Gross profit percent	68.6%	—%	0.6%	—%	—%	—%	(0.1)%	0.1%	—%	—%	69.1%
Selling, general, and administrative	378.2	—	(7.9)	—	—	—	(20.1)	(20.6)	—	—	329.7
Selling, general, and administrative as a percent of net revenue	40.6%	—%	(0.8)%	—%	—%	—%	(2.2)%	(2.2)%	—%	—%	35.4%
Research and development	139.2	—	0.1	—	—	(0.7)	(2.3)	(5.5)	—	—	130.9
Research and development as a percent of net revenue	14.9%	—%	—%	—%	—%	(0.1)%	(0.2)%	(0.6)%	—%	—%	14.0%
Other operating expense	29.6	(12.8)	—	—	—	—	(16.8)	—	—	—	—
Operating income	92.0	12.8	12.9	—	—	0.3	38.4	27.0	—	—	183.6
Operating margin percent	9.9%	1.4%	1.4%	—%	—%	—%	4.1%	2.9%	—%	—%	19.7%
Net income	7.3	12.8	12.9	5.8	25.7	0.3	38.4	27.0	(13.7)	23.5	140.1
Net income as a percent of net revenue	0.8%	1.4%	1.4%	0.6%	2.8%	—%	4.1%	2.9%	(1.5)%	2.5%	15.0%
Diluted EPS	$0.13	$0.24	$0.24	$0.11	$0.47	$0.01	$0.70	$0.49	($0.25)	$0.43	$2.57
GAAP results for the nine months ended September 30, 2024 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Impairment of investment in ShiraTronics, Inc.
(4) Mark-to-market adjustment for the embedded and capped call derivatives associated with the 2025 Notes
(5) Remeasurement of contingent consideration related to ImThera acquisition
(6) 3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs, MDR costs, and costs related to the SNIA matter
(7) Non-cash expenses associated with stock-based compensation costs
(8) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9) Interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$646.1	$428.9
Restricted cash	—	294.7
Accounts receivable, net of allowance	211.6	193.2
Inventories	167.5	147.6
Prepaid and refundable taxes	27.5	30.5
Prepaid expenses and other current assets	44.4	32.4
Total Current Assets	1,097.1	1,127.2
Property, plant, and equipment, net	218.5	170.3
Goodwill	791.0	750.0
Intangible assets, net	234.5	237.3
Operating lease assets	51.2	46.8
Investments	15.0	25.1
Deferred tax assets	107.3	111.9
Long-term derivative assets	28.0	23.7
Other assets	14.8	14.1
Total Assets	$2,557.6	$2,506.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$85.4	$78.0
Accounts payable	88.2	69.7
Accrued liabilities and other	92.2	118.5
SNIA environmental liability	394.6	—
Current contingent consideration	49.0	—
Current litigation provision liability	16.5	12.9
Taxes payable	21.4	32.5
Accrued employee compensation and related benefits	80.3	80.5
Total Current Liabilities	827.6	392.1
Long-term debt obligations	349.0	549.6
Long-term contingent consideration	40.6	84.2
Deferred tax liabilities	10.1	10.9
Long-term operating lease liabilities	43.1	40.1
Long-term employee compensation and related benefits	13.5	12.8
Long-term derivative liabilities	64.5	51.8
Other long-term liabilities	51.9	44.5
Total Liabilities	1,400.4	1,186.1
Total Stockholders’ Equity	1,157.2	1,320.3
Total Liabilities and Stockholders’ Equity	$2,557.6	$2,506.4
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Nine Months Ended September 30,
	2025	2024
Operating Activities:
Net (loss) income	($273.4)	$7.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	26.9	27.0
Depreciation	21.0	18.7
Amortization of debt issuance costs	17.3	15.7
Remeasurement of derivative instruments	(17.0)	0.4
Amortization of intangible assets	13.2	13.0
Amortization of operating lease assets	10.7	6.9
Remeasurement of contingent consideration to fair value	5.5	0.3
Deferred income tax expense	4.1	9.1
Loss on investment revaluation - Ceribell, Inc.	3.6	—
Loss on debt extinguishment	2.7	25.5
Impairments of investments	1.1	5.8
Other	2.4	1.5
Changes in operating assets and liabilities:
Accounts receivable, net	(5.8)	17.4
Inventories	(8.1)	(13.9)
Other current and non-current assets	50.6	(14.8)
Accounts payable and accrued current and non-current liabilities	(36.1)	(23.4)
Taxes payable	(13.6)	2.6
SNIA environmental liability	363.8	—
Litigation provision liability	3.0	5.3
Net cash provided by operating activities	171.9	104.3
Investing Activities:
Purchases of property, plant, and equipment	(48.8)	(36.7)
Proceeds from investments	6.5	—
Other	(0.4)	(0.8)
Net cash used in investing activities	(42.7)	(37.5)
Financing Activities:
Repayment of long-term debt obligations	(216.8)	(243.2)
Shares repurchased from employees for minimum tax withholding	(3.6)	(8.1)
Proceeds from long-term debt obligations	—	335.5
Payment of debt extinguishment costs	—	(39.0)
Purchase of capped calls	—	(31.6)
Proceeds from unwind of capped calls	—	22.5
Payment of contingent consideration	—	(13.8)
Payment of debt issuance costs	—	(5.9)
Proceeds from exercise of stock options	—	5.0
Other	(2.4)	0.4
Net cash (used in) provided by financing activities	(222.8)	22.0
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	16.0	(0.2)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(77.5)	88.7
Cash, cash equivalents, and restricted cash at beginning of period	723.6	577.9
Cash, cash equivalents, and restricted cash at end of period	$646.1	$666.6

Supplemental noncash investing and financing transaction:
Asset obtained in exchange for finance lease obligation	$4.8	$—
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended September 30,
	2025			2024
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income before tax	$33.9	$—	$78.9	$44.4	$—	$63.6
Income tax expense	7.1	10.4	17.5	11.5	2.7	14.3
Net income	$26.8	($10.4)	$61.4	$33.0	($2.7)	$49.3
Income tax rate	21.0%		22.1%	25.9%		22.5%

	Nine Months Ended September 30,
	2025			2024
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($248.4)	$—	$215.9	$31.8	$—	$178.3
Income tax expense	24.9	24.1	49.0	24.5	13.7	38.1
Net (loss) income	($273.4)	($24.1)	$166.9	$7.3	($13.7)	$140.1
Income tax rate	(10.0)%		22.7%	76.9%		21.4%
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended September 30,		% Change	Constant-Currency % Change
	2025	2024
GAAP net revenue	$357.8	$318.1	12.5%	11.0%
Less: ACS (1)	—	4.4	(100.0)%	(100.0)%
Organic net revenue	$357.8	$313.7	N/A	12.5%

	Nine Months Ended September 30,		% Change	Constant-Currency % Change
	2025	2024
GAAP net revenue	$1,027.1	$931.6	10.3%	9.7%
Less: ACS (1)	—	11.5	(100.0)%	(100.0)%
Organic net revenue	$1,027.1	$920.1	N/A	11.1%
(1)Includes net revenue from the Company’s former ACS reportable segment.
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
Three Months Ended September 30, 2025
Net cash provided by operating activities	$85.1
Less: Purchases of plant, property, and equipment	(22.9)
Less: Dividends received from investments	(0.1)
Adjusted free cash flow	$62.0
•Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Nine Months Ended September 30, 2025
GAAP diluted weighted average shares outstanding	54.5
Add: Effects of stock-based compensation instruments	0.3
Adjusted diluted weighted average shares outstanding	54.8
•Numbers may not add precisely due to rounding.